Exhibit 6.1

AMENDED AND RESTATED CONSTRUCTION LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED CONSTRUCTION LOAN AND SECURITY AGREEMENT IS AN AMENDMENT, MODIFICATION, AND RESTATEMENT OF THAT CERTAIN CONSTRUCTION LOAN AGREEMENT, dated May 27, 2021, executed by Worldwide Stages Spring Hill Realty, LLC (“ORIGINAL BORROWER”) AND CAPSTAR bank (“LENDER”), AS MODIFIED AND AMENDED BY THAT CERTAIN AMENDMENT TO LOAN DOCUMENTS, DATED DECEMBER 21, 2022, evidencing A non-revolving construction line of credit converting to term loan in the maximum principal amount of $13,280,000.00 (the “PRIOR LOAN AGREEMENT”). THIS LOAN AGREEMENT SHALL NOT CONSTITUTE AND SHALL NOT BE CONSTRUED AS, A NOVATION OF THE PRIOR LOAN AGREEMENT OR ANY INDEBTEDNESS EVIDENCED THEREBY.

This AMENDED AND RESTATED Construction Loan and Security Agreement (this “Agreement”) is made effective as of the 10th day of August, 2023 (the “Effective Date”), by and between Worldwide Stages, inc., a Tennessee corporation (hereinafter called “Borrower”), and CAPSTAR BANK (“Lender”).

W I T N E S E T H:

WHEREAS, Original Borrower and Lender entered into that certain Construction Loan and Security Agreement, dated May 27, 2021, as modified and amended by that certain Amendment to Loan Documents, dated December 21, 2022, pursuant to which the Lender has made a non-revolving construction line of credit converting to term loan to Original Borrower for in the maximum principal amount of Thirteen Million Two Hundred Eighty Thousand ($13,280,000.00) (the “Loan” and as further defined in Article 2 herein); and

WHEREAS, to evidence the Loan, Original Borrower executed that certain Promissory Note, dated May 27, 2021, payable to the order of Lender in the maximum principal amount Thirteen Million Two Hundred Eighty Thousand ($13,280,000.00), as modified and amended by that certain Amendment to Loan Documents, dated December 21, 2022 (collectively, the “Note”); and

WHEREAS, Borrower has filed with the United States Securities and Exchange Commission (“SEC”) an offering statement on Form 1-A relating to an offering of securities by Borrower (the “Offering”); and

WHEREAS, the Offering contemplates that immediately following qualification of the Offering by the SEC, pursuant to that certain Agreement of Reorganization and Plan of Merger, dated March 6, 2023, by and among Worldwide Stages, LLC (the “Parent”), Worldwide Stages Spring Hill, LLC (“OpCo”), the Original Borrower (the Parent, OpCo and the Original Borrower being collectively referred to as the “Predecessors”), the Predecessors will merge with and into Borrower, which in turn will assume the indebtedness, liabilities and obligations of Original Borrower under the Loan; and

WHEREAS, the Prior Loan Agreement requires the consent of Capstar for the Original Borrower to merge with Borrower; and

WHEREAS, the Initial Borrower and Borrower have requested, and Lender has agreed to, consent to the Merger of the Initial Borrower with and into Borrower pursuant to a modification of the Loan (the “Amended Loan”) to be evidenced by this Agreement and that certain Amended and Restated Promissory Note, dated of even date herewith; and

WHEREAS, to further document the Amended Loan, WWS and Lender have agreed to modify, amend and restate the Prior Loan Agreement as stated herein.

NOW, THEREFORE, for good and valuable consideration and in consideration of the agreements, covenants, representations, terms and conditions hereinafter set forth and in consideration of certain other agreements and instruments entered into simultaneously herewith, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article 1 —
General Information.

1.1 Defined Terms. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Advance” means a disbursement by Lender, whether by journal entry, deposit to Borrower, check to third party or otherwise, of any of the proceeds of the Loan, any insurance proceeds, or any funds deposited into any reserve for the Property.

“Advance Request” means a written disbursement request in such form and detail as required by Lender and a Borrower Application for Loan Disbursement Request form, attached hereto as Exhibit D should accompany each request for disbursement. Each Advance Request shall certify in detail, acceptable to Lender, the cost of the labor that has been performed and the materials that have been incorporated into the Project and all Indirect Costs that have been incurred since the date of the previous Advance, and shall be accompanied by such supporting data as Lender may require, including, without limitation, receipts, vouchers, invoices, waivers of mechanic’s and materialmen’s liens, and AIA Forms G702 and G703 certified by the Contractor and architect or engineer for the Project.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Approved Manager” means Borrower or any other reputable and creditworthy property manager, subject to the prior written approval of Lender, which written approval may be evidenced by e-mail confirmation, not to be unreasonably withheld, with a portfolio of properties comparable to the Property under active management.

“Authorized Signer” Kelly L. Frey, Sr. as Chief Executive Officer of Borrower.

“Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State.

“Borrower’s Equity” means the aggregate total of $3,320,000.00 to be contributed by Borrower in accordance with the Budget and as provided in this Agreement.

“Budget” means that certain detailed hard and soft costs budget for the Project approved by Lender and attached hereto as Exhibit B and subject to the terms and conditions of this Agreement, as the same might hereafter be amended or supplemented with the consent of Lender as provided in this Agreement.

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

“Change of Control” means the occurrence of any of the following: (a) during any period of 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower because they are neither (i) nominated by those persons on the Borrower’s board of directors on the Effective Date nor (ii) appointed by directors so nominated; or (b) any person or two or more persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of equity or voting interests of the Borrower (or other securities convertible into such equity or voting interests) representing 25% or more of the combined voting power of all equity or voting interests of the Borrower; or (c) any person or two or more persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Article 3. For purposes of all provisions of this Agreement other than Article 3, and for all purposes of the other Loan Documents, the term “Collateral” shall include the “Collateral” as defined in Article 3, as well as the collateral pledged to Lender under any Deed of Trust and any other Security Documents or other Loan Document granting security to the Lender to secure repayment of the Loan.

“Commitment” means the commitment of Lender to make Advances during the Commitment Period pursuant to Article II, as applicable. Lender’s Commitment under the Loan is $13,280,000.00 (except as may be limited by the Note and this Agreement).

“Commitment Period” means the period beginning on May 27, 2021 and ending on May 27, 2024.

“Completion Conditions” has the meaning given to such term in Section 5.2.

“Completion Date” means May 27, 2024.

“Compliance Certificate” means a certificate in the form attached as Exhibit E.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Construction Contract” has the meaning given to such term in Section 2.6(b).

“Construction Documents” means the architect’s contract, the Construction Contract, all construction, architectural and other design professional contracts and subcontracts, all change orders, all governmental approvals, the Plans and Specifications, and all other drawings, budgets, bonds and agreements relating to the Project.

“Construction Plans” or “Plans and Specifications” means the construction plans and specifications for the Project as may be approved by Lender.

“Continuing Directors” means the directors of the Borrower on the Effective Date and each other director if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

“Contractor” means the contractor or subcontractor engaged by the Borrower to construct the Improvements at the Property and approved by Lender.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” or “Controlled” have meanings correlative thereto.

“Debt” means all of a Person’s obligations, contingent or otherwise, that would be classified on its balance sheet as its liabilities in accordance with tax basis accounting principles, consistently applied, including, in any event and without limitation, (i) liabilities secured by any mortgage, pledge, or lien existing on property owned by such Person, whether or not the liability secured thereby has been assumed by such Person; (ii) all indebtedness and other similar monetary obligations of such Person; (iii) all guaranties, obligations in respect of letters of credit, endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of Debt of others and other contingent obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others; (iv) all obligations of such Person to indemnify another Person to the extent of the amount of the indemnity, if any, that would be payable by such Person at the time of determination; (v) all obligations of such Person under capital leases; and (vi) all obligations of such Person to purchase or repurchase any accounts, instruments, chattel paper, or general intangibles.

“Debt Service Coverage Ratio” means the ratio of (a) net income plus depreciation, amortization and Interest Expense divided by (b) Interest Expense and all scheduled principal payments on any Indebtedness during the twelve months ending December 31.

“Debt Service Reserve” means the aggregate total of $1,950,000.00 that was deposited with Lender and used by the Initial Borrower and Borrower to make specific payments in connection with the Loan until the Project is stabilized, as provided in this Agreement and required by Lender.

“Deed of Trust” means the Deed of Trust, Assignment of Rents and Leases, Security Agreement, and Financing Statement executed by Initial Borrower, dated May 27, 2021, of record in Book R2738, page 650, in the Register’s Office for Maury County, Tennessee, given by Initial Borrower to Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Default” means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

“Direct Costs” means direct construction costs incurred by Borrower in connection with the construction of the Project, as itemized in the Budget, as the same may be revised from time to time with the written approval of Lender.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“EBIDA” means, for the applicable period of determination without duplication, an amount equal to the sum of (i) net income for such period, plus (ii) to the extent deducted in determining net income for such period, (A) Interest Expense, and (B) depreciation and amortization, determined in accordance with tax basis accounting principles, consistently applied, for such period.

“Environmental Indemnity Agreement” means the Environmental Indemnification and Release Agreement dated May 27, 2021, by and between Initial Borrower and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Equity Reserve” means the aggregate total of $1,480,000.00 which was deposited with Lender by the Initial Borrower and which shall be maintained as additional Collateral for the Loan, as provided in this Agreement and required by Lender.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event or circumstance specified in Article 7 and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article 7.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Deed of Trust or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Financial Statements” means (i) all federal and state income tax returns (including all K-1s) of Borrower and/or Guarantor; (ii) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, cash flow projections, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (iii) for each reporting party who is an individual, a balance sheet, statements of cash flow and amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, cash flow projections, For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period.”

“Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” or “Guarantors” means, separately and collectively, any and all present or future endorsers, guarantors, and sureties of the Obligations or any portion thereof, and any future subsidiary of Borrower, separately and collectively. The Guarantor is Kelly L. Frey, Sr., an individual.

“Guaranty” means each agreement or instrument at any time executed by any Guarantor for the benefit of Lender with respect to the Obligations, as from time to time amended, replaced, restated, supplemented, or consolidated pursuant to the applicable terms thereof.

“Guaranty Cash Collateral Reserve” means the aggregate total of $2,490,000.00 which was pledged by Initial Borrower and deposited with Lender, to secure the Guaranty of Worldwide Stages Spring Hill, LLC, a Tennessee limited liability company, and subsequently released to be used by Borrower in accordance with Section 2.1(a) herein.

“Improvements” means the all buildings, structures (surface and subsurface), and other improvements, fixtures, and equipment of Borrower now existing or to be constructed or installed on the Land in accordance with the Construction Plans.

“Indebtedness” means all indebtedness and liabilities of whatsoever kind, nature or description owed to Lender or on account of Lender by Borrower, pursuant to the Loan Documents, as amended, whether now existing or hereafter arising or created, and whether joint and several or otherwise. It includes, without limitation, all further and future advances which Lender may at any time make for the protection or preservation of Lender’s rights and interests in the Collateral or arising under the Loan Documents, including, without limitation, advances, insurance payments, tax payments, payments to governmental entities or agencies, reasonable attorney fees, and filing or recordation fees; and it includes all costs, court costs and expenses of whatever kind incurred by Lender in the protection, enforcement, defense or collection of the Indebtedness or this Agreement or of any of Lender’s rights and interests under the Loan Documents, including, without limitation, reasonable attorney fees and all costs and payments of reasonable third-party fees and includes the pledges, hypothecations and guaranties of any other persons and entities, if any, with respect to the Loan (as hereinafter defined), any advances, any payments, and all reasonable attorney fees, costs, expenses and recording fees incurred or necessary to liquidate, enforce, protect or collect the Collateral security for this Agreement and the perfection, continued perfection and priority of Lender’s interest in the Collateral.

“Indirect Costs” means costs, other than Direct Costs, incurred by Borrower in connection with the Loan or the Project, as itemized in the Budget, as the same may be revised from time to time with the written approval of Lender.

“Inspector” shall have the meaning set forth in Section 2.3(b).

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with

“Interest Expense” means, for any fiscal period, any and all payments made in cash or in kind or expenses accrued on account of interest obligations incurred arising out of any Debt, including, without limitation, promissory notes issued to evidence such interest payments and including the component of amounts payable under capital leases attributable to interest.

“Land” has the meaning set forth in the recitals to this Agreement.

“Law(s)” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Loan” has the meaning set forth in Section 2.1 below.

“Loan Amount” means the maximum principal amount of $13,280,000.00.

“Loan Documents” means this Agreement, Note, Deed of Trust, Environmental Indemnity Agreement, Guaranty, the Retainage Agreement, and any and all other documents which the Initial Borrower, the Borrower or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Maturity Date” means May 27, 2028.

“Net Proceeds” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Amended and Restated Promissory Note, dated of even date herewith, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.7 of this Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Deed of Trust or any of the other Loan Documents, together with interest thereon as provided in the Deed of Trust or such Loan Document; and (c) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement, the Deed of Trust or any of the other Loan Documents.

“Person” means an individual, a corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Project” has the meaning given to such term in the recitals.

“Property” means the real and personal property conveyed and encumbered by the Deed of Trust.

“Rating Agency” means each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch, Inc., a division of Fitch Ratings Ltd. or any other nationally-recognized statistical rating.

“Retainage” means 5% of each Advance or other payment of the costs under the Construction Contract, in each case to be retained by Lender in escrow pending completion of the Project, as more particularly set forth in Section 2.5 herein.

“Retainage Agreement” means that certain Retainage Escrow Agreement, dated May 27, 2021, between Initial Borrower, the general Contractor for the Project and Lender, as the same may be amended.

“Retainage Deposit Notice” shall have the meaning given to such term in Section 2.8 of this Loan Agreement.

“Retainage Escrow Account” shall mean the separate interest-bearing account established with Lender pursuant to the Retainage Agreement for the deposit of Retainage pursuant to applicable Law of the State.

“Security Documents” means the Deed of Trust and all other loan documents that evidence Lender’s security interest.

“State” means the State of Tennessee.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Title Company” means Fidelity National Title Insurance Company with an office located in Nashville, Tennessee.

“Title Insurance Policy” means the loan title insurance policy issued by the Title Company at the closing of the Loan.

“Uniform Commercial Code” means the Uniform Commercial Code in effect from time to time in the State.

1.2 Other Definition Provisions.

(a) Accounting Terms. Any accounting term not specifically defined herein shall have the meaning as such term is used in accordance with tax basis accounting principles or other comprehensive basis of accounting consistently applied. The determination of any accounting term, whether or not specifically defined herein, shall be in accordance with tax basis accounting principles or other comprehensive basis of accounting consistently applied.

(b) Banking Terms. Any banking term not specifically defined herein shall have the meaning as such term is used in accordance with customary and standard banking practices, and the determination of any banking term, whether or not specifically defined herein, shall be in accordance therewith.

(c) “Hereof”, Etc. The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Other Terms. All terms and phrases used herein, but which are not subject to Article 1.2 (a) and (b) above, and which are not expressly defined herein or by reference to other sources, shall have the meanings assigned to them in Chapter 9, Title 47, of Tennessee Code Annotated (Uniform Commercial Code as adopted in Tennessee). If an applicable definition is not contained therein, then said term shall have the meaning reasonably or commonly assigned thereto.

(e) Singular and Plural. Defined terms used herein in the singular shall include the plural and vice versa.

(f) Terms Defined Herein. All terms defined in this Agreement shall have the meanings defined herein when used in this Agreement, the Notes or any other Loan Documents, unless the context therein shall otherwise require.

Article 2 —
Terms of the Non-Revolving Construction Loan Converting to Term Loan.

2.1 Description of the Construction Loan. Upon execution of this and other required Loan Documents and upon satisfaction of the contingencies hereinafter set forth and subject to the terms, conditions, warranties and representations herein, Lender agrees to make the Loan described as follows:

(a) Construction Loan. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from Lender, and Lender agrees to lend on a non-revolving basis in one or more Advances on a monthly basis during the Commitment Period an amount equal to amounts requested by Borrower in each Advance Request; provided, however, that (i) Lender shall not be obligated to make Advances for purposes other than those set forth in this Agreement; (ii) the first Advance in the amount of $7,360,000.00 was used by Borrower to purchase the Property; (iii) Lender has released the Guaranty Cash Collateral Reserve for Borrower’s use to complete the renovation portion of the Project; (iv) upon Borrower’s completion of the renovation portion of the Project and until the Conversion Date (defined in the Note), upon request by Borrower and satisfaction of the conditions for each Advance set forth herein, Lender shall advance one or multiple advances in the aggregate amount of $5,920,000.00 which shall be used by Borrower for the construction of rehearsal studios at the Project; (v) the aggregate amount of Advances outstanding from time to time with respect to the Loan shall never exceed $13,280,000.00; (vi) Advances shall be limited to one (1) advance per calendar month; and (viii) Lender shall not be obligated to make any Advance until all conditions to such Advance are satisfied or waived by Lender. The Loan shall be evidenced by the Note.

Borrower agrees to apply the proceeds of the Note exclusively as follows:

(i) Construction of Improvements.

2.2 The Loan; Lender Approval. As long as there is no occurrence of any event which is defined to be a default or an Event of Default under the Note, this Agreement, any Loan Document or other instrument given with respect to the Indebtedness, during the term of the Note, and in accordance with the Note and this Agreement, Borrower may, from time to time on a monthly basis, request Advances under the Note, provided that the total principal amount outstanding under the Note shall not, at any time, exceed the principal amount of $13,280,000.00. The obligation of Lender to make any Advance under the Note shall be subject to the requirements set forth in Section 2.3 herein and shall be requested by Borrower and disbursed by Lender as hereinafter set forth.

2.3 Construction Requirements.

(a) Advances. All Advances shall be made from time to time as construction progresses upon written application of Borrower pursuant to an Advance Request. Borrower shall file Advance Requests with Lender no more frequently than monthly, covering work performed since the prior Advance Request. Each Advance Request shall constitute a representation by Borrower that the work done and the materials supplied to the date thereof are in accordance with the Plans and Specifications; that the work and materials for which payment is requested have been physically incorporated into the Project; that the value is as stated; that the work and materials conform with all applicable rules and regulations of the public authorities having jurisdiction; that payment for the items described in such Advance Request has been made or will be made with the proceeds of the Advance for which the Advance Request was submitted; that such Advance Request is consistent with the Budget; that the proceeds of the previous Advance have been actually paid by Borrower in accordance with the approved Advance Request for such previous Advance; and that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing.

(b) Inspector. Lender shall have the right to retain, at Borrower’s expense, an inspector (the “Inspector”) to act as Lender’s consultant in connection with the Loan and the construction of the Project, to review and advise Lender with respect to the Construction Documents, and other matters related to the design, construction, operation and use of the Project, to monitor the progress of construction, and to review Advance Requests and change orders submitted hereunder. The reasonable fees and expenses of Bank’s Inspector shall be due and payable by Borrower as provided for herein or otherwise on demand. Borrower shall provide to Lender and Inspector facilities access to the Property for the inspection of the Project, and to afford full and free access by Lender and Inspector to all Construction Documents. Borrower acknowledges that (i) Inspector has been retained by Lender to act as a consultant, and only as a consultant, to Lender in connection with the construction of the Project, (ii) Inspector shall in no event have any power or authority to make any decision or to give any approval or consent or to do any other thing which is binding upon Lender and any such purported decision, approval, consent or act by Inspector on behalf of Lender shall be void and of no force or effect, (iii) Lender reserves the right to make any and all decisions required to be made by Lender under this Agreement, in its sole and absolute discretion, and without in any instance being bound or limited in any manner whatsoever by any opinion expressed or not expressed by Inspector to Lender or any other person with respect thereto, and (iv) Lender reserves the right in its sole and absolute discretion to replace Inspector with another inspector at any time and without prior notice to or approval by Borrower.

(c) Loan Requests.

(i) Advance Request. For each request for an Advance, Borrower shall submit to Lender, at least five (5) Banking Days prior to the requested date of disbursement, a completed Advance Request. The proceeds of each Advance shall be used by Borrower solely to pay or as reimbursement for the obligations for which the Advance is sought.

(ii) Inspection. Upon receiving each Advance Request, Inspector will determine, in his reasonable discretion, (a) whether the work completed to the date of such Advance Request has been done satisfactorily and in accordance with the Plans and Specifications, (b) the percentage of construction of the Project completed as of the date of such Advance Request, (c) the Direct Costs actually incurred for work in place as part of the Project as of the date of such Advance Request, (d) the actual sum necessary to complete construction of the Project in accordance with the Plans and Specifications, and (e) the amount of time from the date of such Advance Request which will be required to complete construction of the Project in accordance with the Plans and Specifications. Borrower shall pay a reasonable inspection fee to Lender upon submission of each Advance Request. All inspections by or on behalf of Lender shall be solely for the benefit of Lender, and Borrower shall have no right to claim any loss or damage against Lender or Inspector arising from any alleged (i) negligence in or failure to perform such inspections, (ii) failure to monitor Advances or the progress or quality of construction, or (iii) failure to otherwise properly administer the Loan.

(iii) Disbursement of Advance. At Lender’s option, Lender may make advances of the Loan directly into a separate construction disbursement account or other Borrower account with Lender, to Borrower directly, to a title insurance company or other third party, directly to the general contractor, subcontractor, materialmen or other suppliers providing labor, services or materials in connection with the construction of the Project, or jointly to Borrower and any such person. Lender shall have no obligation after making Advances in a particular manner to continue to make Advances in that manner. Notwithstanding the foregoing, Lender’s records of any Advance made pursuant to this Agreement shall, in the absence of manifest error, be deemed correct and acceptable and binding upon Borrower.

(iv) No Warranty by Lender. Nothing contained in this Agreement or any other Loan Document shall constitute or create any duty on or warranty by Lender regarding (i) the accuracy or reasonableness of the Budget, (ii) the proper application by Borrower, general contractor or any subcontractor of the Loan proceeds, (iii) the quality or condition of the Project, or (iv) the competence or qualifications of the general contractor or any other party furnishing labor or materials in connection with the construction of the Project. Borrower acknowledges that Borrower has not relied and will not rely upon any experience, awareness or expertise of Lender regarding the aforesaid matters.

2.4 Developer’s Fees. Advances of that portion of the Loan proceeds allocated in the Budget to developer’s fees, management fees or other fees to Borrower shall be subordinate to the Loan, and, provided that all conditions to an Advance have otherwise been satisfied, shall be made pro-rata monthly pursuant to the Budget as attached. During the existence of any event of default, Borrower shall not pay any developer fees.

2.5 Retainage.

(a) Retainage will be funded with each Advance into a separate Retainage Escrow Account in accordance with the requirements of applicable Law with Lender (or any affiliate of Lender) serving as escrow agent for such account. Lender will authorize the release of Retainage as it relates to the Construction Contract only after satisfaction of the Completion Conditions for the Project pursuant to the Construction Contract. Notwithstanding the foregoing, to the extent permitted under applicable Law, Lender shall permit the release of Retainage for subcontractors whose work has been completed and such work has been approved by Lender’s Inspector and for whom final conditional lien waivers (to be followed by a final lien waiver after receipt of Retainage) have been received. Lender will not be obligated to advance for any duplication of work, work which does not substantially conform to the Plans and Specifications or work which is unsatisfactory in the reasonable opinion of by Lender’s Inspector.

(b) As set forth in subsection (a) above, Retainage must be deposited into the Retainage Escrow Account to be maintained by Lender pursuant to the Retainage Agreement. Borrower acknowledges that, to the extent any payment to the general Contractor is being funded with Borrower’s equity (as opposed to Loan proceeds), Borrower must deposit the applicable Retainage amount associated with such payment into the separate Retainage Escrow Account at the time such payment is being made to the general Contractor. Borrower further acknowledges that for each deposit of Retainage into the Retainage Escrow Account (i.e., for each payment to the general Contractor), whether deposited by Lender or Borrower in the course of the payment of the general Contractor with Loan proceeds or Borrower equity, Tennessee Law requires, and Borrower shall, as the owner of the Project and contracting party with the general Contractor, deliver a notice to the Contractor in the form attached hereto as Exhibit C (the “Retainage Deposit Notice”) identifying the Retainage Escrow Account, giving notice as to the current Retainage being deposited therein and confirming the current balance thereof. In connection with each request for an Advance and each notice to Lender of a payment to the Contractor funded by Borrower’s equity, together with such other required supporting documentation for such payment, Borrower shall submit a current completed form Retainage Deposit Notice to Lender. Once Lender has approved the amount of the proposed payment to the general Contractor and confirmed the current Retainage Amount and Retainage Escrow Account balance, Borrower shall be responsible for delivering the final completed Retainage Deposit Notice to the general Contractor. Borrower acknowledges that its failure to deposit Retainage amounts into the Retainage Escrow Account or its failure to timely deliver a Retainage Deposit Notice for each payment to the general Contractor can result in substantial fines under Tennessee Code Annotated Section 66-34-103.

2.6 Disbursement Conditions for the Loan; Construction Requirements. The Loan proceeds described in Article 2 of this Agreement will be disbursed subject to Lender’s satisfaction, to be determined in Lender’s sole and absolute discretion, that the following conditions have been or will be satisfied for the Loan:

(a) General Conditions. Lender will have no obligation to make any Advance (a) unless Lender is satisfied, in its sole discretion, that the conditions precedent to the making of such Advance have been satisfied; or (b) if an Event of Default or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing.

(b) Intentionally Omitted.

(c) Conditions to Subsequent Advances. Lender’s obligations hereunder to make any subsequent Advances are conditioned upon the following, each in form and substance satisfactory to Lender:

(i) Lender’s timely receipt of an Advance Request, together with all required supporting documentation;

(ii) Written evidence that Borrower has contributed a portion of Borrower’s Equity in the amount of $3,320,000.00 toward the construction of the Improvements of the Property;

(iii) Signed and executed sub-leases totaling $2,220,000.00 of not less than five (5) year terms required to support Debt Service Coverage of at least 1.25:1.0 to begin construction funding; provided, however, that for purposes of satisfying this condition, Borrower shall not be required to extend the term of any lease and/or sub-lease that is already in effect as of the closing of the Loan;

(iv) The Equity Reserve of $1,480,000.00 shall have been deposited with Lender;

(v) The Debt Service Reserve shall remain on deposit with Lender in the amount of $1,950,000.00;

(vi) If requested by Lender, the Title Company shall issue an endorsement to the Title Insurance Policy continuing the effective date of the Title Insurance Policy through the date of the Advance, insuring that there has been no change in the status of the title to the Property and increasing the amount of the Title Insurance Policy by the amount of the Advance being made in connection therewith;

(vii) Lender’s receipt of a satisfactory inspection report from Inspector;

(viii) Lender shall be satisfied that there has been no material adverse change in the financial condition, properties or prospects of Borrower;

(ix) Borrower shall provide Lender copies of (a) Builder’s Risk Insurance, pursuant to Section 5.17 below and prior to any commencement of construction or acquisition of any materials to be used in connection with the Project; (b) copies of all remaining contracts with sub-contractors; and (c) all permits, management agreements and bonds further required herein in Section 5.13 and 5.20 herein; and

(x) Lender’s receipt of such other documents, instruments, information, agreements and certificates as Lender or the Title Company may reasonably require.

(xi) Borrower shall deliver a building permit in connection with the Improvements to Lender;

(xii) Borrower shall deliver a certified copy of a construction contract with a general Contractor acceptable to Lender and providing for a fixed-price or guaranteed maximum price in an amount not greater than the amount allocated to construction in the Budget and otherwise containing terms and conditions acceptable to Lender, together with Contractor’s completion schedule and schedule of values (the “Construction Contract”);

(xiii) Evidence that the Retainage Escrow Account has been established.

(xiv) All of the requirements set forth herein in Section 2.6(c) shall be deemed post-closing obligations of Borrower and shall be satisfied upon Lender’s request and any Request for Advance may be delayed as a result of Borrower’s failure to comply with same.

Subject to the fulfillment of the requirements of Section 2.6(b)(iii)-(v) and this Section 2.6(c) Lender shall fund each Advance not later than the 25th day of each calendar month.

(d) Conditions to Final Advance. Lender’s obligation hereunder to make the final Advance is conditioned upon Lender’s receipt of the following, each in form and substance satisfactory to Lender:

(i) The Debt Service Reserve shall be on deposit with Lender;

(ii) Title Company shall issue a final endorsement to the Title Insurance Policy continuing the effective date of the Title Insurance Policy so as to insure the Loan as fully disbursed and removing any “pending disbursement” clause, any survey exceptions and any other exceptions to title arising out of the construction of the Project;

(iii) A final ALTA “as-built” survey prepared and certified by a Tennessee registered land surveyor showing the location of all property lines and any and all setbacks and sidelines, all existing or proposed buildings, and all streets, roads, rights-of-way, easements, encroachments and related matters. The survey shall be certified to Lender, Borrower and Title Company, their successors and/or assigns by the surveyor and shall be otherwise sufficient for title insurance to be issued without any survey exception;

(iv) A Federal Emergency Management Agency Standard Flood Hazard Determination, or similar certification, related to any of the Collateral, which is real property. If such real property is in a special flood hazard area (zones containing the letters “A” or “V”), a flood insurance policy shall be required in the amount of the Loan or the maximum amount of coverage available, whichever is greater, and shall contain a standard mortgagee clause designating Bank as loss payee. Borrower shall be responsible for the cost of the flood zone determination;

(v) Evidence of reasonable means of ingress and egress to and from the Collateral that consists of real property, including, without limitation an access, ingress, egress or similar easement;

(vi) Evidence that Borrower’s builder’s risk insurance has been converted to an “all-risk” fire and extended coverage hazard insurance policy (non-reporting Commercial Property Policy with Special Cause of Loss form) in accordance with the requirements of the Deed of Trust; and

(vii) Borrower shall have satisfied all of the Completion Conditions set forth in Section 5.2 of this Agreement.

(x) Borrower shall provide copies of the occupancy permit, validly issued an in full force and effect, along with evidence that all fees and bonds required in connection therewith have been paid in full or posted.

(xi) Intentionally Omitted.

(xii) All of the requirements set forth herein in Section 2.6(d) shall be deemed post-closing obligations of Borrower and shall be satisfied upon Lender’s request and any Request for Advance may be delayed as a result of Borrower’s failure to comply with same.

2.7 Evidence of Debt. Amounts of the Loan funded by Lender shall be evidenced by one or more accounts or records maintained by Lender in the ordinary course of business. The accounts or records maintained by Lender shall be conclusive, in the absence of manifest error, of the amounts of the Loan funded by Lender to Borrower, the interest and payments thereon, and all other sums owing to Lender from time to time under the Loan Documents. Any failure to so record such information or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Indebtedness or the obligations of the Property under the Loan Documents. Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of the Note and payments with respect thereto.

2.8 Liability of Lender. Lender shall in no event be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower shall have any right or claim against Lender under this Agreement or the other Loan Documents. Furthermore, to the extent Lender reviews and approves any plans, contracts, designs, or other matters with respect to the Property, such review and approval shall not create any liability or responsibility by Lender whatsoever.

Article 3 —

Collateral

3.1 Collateral.

Borrower hereby assigns, pledges, conveys, delivers and grants to Lender a general and continuing first priority security interest and assignment in the Collateral to secure full repayment when and as due of all obligations and Indebtedness of Borrower and any extensions, renewals or modifications thereof and to further secure prompt and full payment of all amounts due under any note(s) given in payment of all or a portion of the Indebtedness of Borrower, their extensions, modifications or renewals. It is further given to secure full performance of all obligations of Borrower set forth in the Notes and all renewals, extensions or modifications thereof, all Borrower’s duties and obligations set forth in this Agreement, the Loan Documents and all other documents executed by Borrower in connection with the Loan and the Loans evidenced by the Notes.

All Indebtedness of Borrower to Lender now or hereinafter existing is secured and shall be secured by the following, whether presently existing or hereinafter acquired or created and wheresoever situated and all additions, accessions, attachments, replacements, amendments and substitutions thereto and all payments, profits, revenues and cash and non-cash proceeds therefrom including, but not limited to, all proceeds of any insurance covering the Collateral (collectively “Collateral”):

(a) A first priority lien on the Property, which includes all leasehold and other rights therein and associated therewith;

(b) That certain Demand Deposit Account No. __________ (general operating account) and any construction account maintained with Lender, or any direct or indirect subsidiary or other affiliate thereof, held by Borrower (regardless of whether evidenced by a certificate, instrument or other writing), any and all interest, dividends and/or other earnings on any of the foregoing, all renewals, substitutions, extensions, replacements and all proceeds thereof, and all cash or other property at any time from time to time receivable or otherwise distributable in respect thereof or in exchange or substitution therefore, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto. Borrower may withdraw funds from such accounts in order to pay for necessary capital repairs and replacements in respect of the Property, subject to Lender’s prior approval, which consent shall not be unreasonably withheld and any such request for funds shall be allocated to the specific Property.

(c) The Debt Service Reserve deposited in Account No. 7615192924 with Lender, or any direct or indirect subsidiary or other affiliate thereof, extensions, replacements and all proceeds thereof, and all cash or other property at any time from time to time receivable or otherwise distributable in respect thereof or in exchange or substitution therefore, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto.

(d) All inventory including, but not limited to, all goods, merchandise, raw materials, supplies, goods in process, finished goods, and other tangible personal property, wherever situated, which are held by or on behalf of Borrower for processing, sale, or lease or are furnished or to be furnished under any contract of service or are to be used or consumed in Borrower’s business, and all parts and products thereof, and all ledger sheets, files, computer programs, software, disks, tapes, and related electronic data processing media, and all other records of Borrower, including all rights of Borrower to retrieval from third parties of electronically processed and recorded information, relating to any of the above.

(e) All machinery, equipment, furniture, goods, fixtures and trade fixtures of Borrower, used or acquired for use in the business of Borrower, and the parts therefor, and all ledger sheets, files, computer programs, software, disks, tapes, and related electronic data processing media, and all other records of Borrower relating to any of the above property of Borrower; subject, however, to the rights of equipment lessors under written lease agreements with Borrower as lessee and all parts and components for the sale, service and repair of all such items, all repair and service tools and equipment;

(f) All accounts receivables, contracts, contract rights, instruments, documents, chattel paper, and general intangibles (including, without limitation, choses in action, tax refunds, and insurance proceeds) of Borrower, and any other obligations or indebtedness owed to Borrower from whatever source and whenever arising; and all rights of Borrower to receive any payments in money or kind, and all guaranties of the foregoing and security therefor; and all of the right, title, and interest of Borrower in and with respect to the goods, services, or other property that gave rise to or secure any of the foregoing, and insurance policies and proceeds relating thereto, and all of the rights of Borrower as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation, and resale; and all ledger sheets, files, computer programs, software, disks, tapes, and related electronic data processing media, and all other records of Borrower, including all rights of Borrower to retrieval from third parties of electronically processed and recorded information, relating to any of the above.

(g) All contracts, agreements, and/or interests related to the general operation of the Property and related thereto and in connection with the Property.

3.2 Priority of Liens and Security Interest in Collateral. The security interest, pledge and guaranty, or other matters referred to or created in the above and foregoing sections, shall have a priority to and do have a priority over all other assignments, security interests, mortgages, negative pledges, liens and encumbrances of every kind and nature whatsoever, except as to such encumbrances which Borrower has notified Lender of in writing prior to the execution of this Agreement and which Lender has accepted as a prior encumbrance in writing prior to this Agreement. It is the intent of Lender and Borrower that this Agreement shall also be and in fact is and does hereby constitute a security agreement. In the Event of Default hereunder, Lender shall not only have all of the rights set forth in the Uniform Commercial Code and all the rights hereunder, but shall also have all of the rights set forth in any Loan Documents or other agreements being entered into simultaneously herewith.

3.3 Costs and Expenses. Borrower agrees to pay and will pay all reasonable costs, fees, recording fees and expenses of whatever kind incurred by Lender, directly or indirectly, in connection with the preparation, recording, and filing of all Loan Documents, instruments and documents incidental or necessary to this transaction, including all reasonable legal fees incurred by Lender. Borrower also agrees to pay and will pay all costs, court costs, third-party fees and expenses of whatever kind incident to any collection or any enforcement, protection, prosecution or defense of any and all rights and interests hereunder or in any Loan Documents or other instruments, including reasonable attorney fees, and all costs and the defense, protection, enforcement or collection of any Collateral and the perfection, continued perfection and priority of Lender’s interest in any Collateral and all costs, expenses, recording fees, third-party fees, reasonable attorney fees and expenses of whatever kind incident to or necessary to document, record, perfect and to continue the perfection and priority of Lender’s interest in any Collateral.

3.4 Power of Attorney. Borrower irrevocably appoints Lender its true and lawful attorney, with powers of substitution, so long as there exists any Event of Default, at Lender’s option and at Borrower’s expense, to demand, collect, receipt for and give renewals, extensions, discharges and releases of any assigned Collateral; to institute and prosecute legal or equitable proceedings to realize upon the assigned Collateral; to sell or compromise, compound or adjust claims with respect to any assigned Collateral or any legal proceedings brought in respect thereof; to do all acts and things which Lender may deem necessary to perfect and continue perfected the interests, pledges and other rights and interests created herein and therein and to protect the Collateral security hereunder or alluded to herein or therein, or in other instruments and documents including, but not limited to, the completion of any security agreements, UCC filings, assignments, pledges, documents, instruments, statements or agreements, and any renewals or extensions thereof, and the insertion of information or terms not inconsistent with the agreement of Lender and Borrower in those and/or other instruments and documents; generally to sell or reassign in whole or in part for cash, credit or property to others or to itself at any public or private sale any of the Collateral as fully and completely as though Lender was the absolute owner thereof for all purposes and to apply all proceeds therefrom to a reduction of the Indebtedness of Borrower. Borrower further irrevocably appoints Lender its true and lawful attorney, with power of substitution, so long as there exists any Event of Default, to take control in any manner of any cash or non-cash items or payment or proceeds related to the Collateral; to endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, bills of lading, freight bills, chattel paper or other evidences of payment of the Collateral that may come into Lender’s possession; and to apply all proceeds therefrom to a reduction of the Indebtedness of Borrower.

Lender may, whenever in its opinion either the market value or the actual value of the Collateral shall be or become unsatisfactory or insufficient to provide ample security, call for additional security, and Borrower agrees to deposit such additional security within such time as may be specified in the call.

3.5 Written Assurances. Borrower shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Lender may at any time request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement, including the execution of any financing statement or amendments thereto as contemplated in the Uniform Commercial Code in force.

3.6 No Impairment of Collateral. During the existence of an Event of Default, Lender may at any time demand, sue for, collect, subordinate, release or make any compromise or settlement with reference to the Collateral as Lender, in its sole discretion, chooses, and Lender may delay exercising or omit to exercise any right or remedy under this Agreement without waiving that or any other past, present or future right or remedy except in writing signed by Lender.

During the existence of an Event of Default, Lender shall have at any time thereafter the rights and remedies provided in the Uniform Commercial Code in force in Tennessee at the date of execution of this Agreement, and in addition to, substitution for, modification of, or in conjunction with those rights and remedies, Lender or its agents may:

(i) In its discretion, sell, assign and deliver all or any part of the Collateral at public or private sale without notice or advertisement.

(ii) Bid and become purchaser at any public sale.

(iii) If notice to Borrower is required, give written notice to Borrower five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made by mailing such notice to Borrower as provided herein.

(iv) Apply proceeds of the disposition of Collateral available for satisfaction of Borrower’s Indebtedness in any order of preference which Lender, in its sole discretion, chooses.

3.7 Limitations on Lender’s Duties Regarding Collateral. Borrower agrees and affirms that Lender’s duty with reference to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Lender’s possession, which shall not include any steps necessary to preserve rights against prior parties.

3.8 Notices, Demand, Etc. Borrower agrees that demand, notice, protest and all demands and notices of any action taken by Lender under this Agreement or in connection with the Note, except those provided in the Note, this Agreement, the Deed of Trust, or under the Uniform Commercial Code, are hereby waived.

3.9 Right to Pledge Collateral. Borrower represents, warrants, covenants and agrees that at the time of the execution of this Agreement and the Collateral is pledged to Lender, Borrower has the right to transfer any interest in the Collateral, that the Collateral is not subject to the interest of any third person, and that Borrower will defend the Collateral and its proceeds against the claims and demands of all third persons.

Any and all Collateral pledged by or for Borrower to Lender as security for the Loan, including the Property, shall stand as security for the Loan and all other Indebtedness of Borrower to Lender, whether incurred pursuant to this Agreement, the Note, or otherwise. Additionally, any and all collateral and security, of whatever kind or nature, previously or hereafter pledged, hypothecated, or granted to Lender to secure any indebtedness of Borrower to Lender shall stand as collateral for this Loan. This provision shall survive the payment in part or in full of the Notes.

3.10 Further Assurances. Borrower shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Lender may at any time request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement, including the execution of any financing statement or amendments thereto as contemplated in the Uniform Commercial Code. Borrower agrees to pay and shall pay all costs, fees, recording fees and expenses of whatever kind incurred by Lender, directly or indirectly, in connection with the preparation, recording, and filing of all Loan Documents, instruments and documents incidental or necessary to this transaction, including all reasonable legal fees incurred by Lender. Borrower also agrees to pay and shall pay all costs, court costs, fees and expenses of whatever kind incident to any collection or any enforcement, protection, prosecution or defense of any and all rights and interests hereunder or in any Loan Documents or other instruments, including reasonable attorney fees, and all costs and the defense, protection, enforcement or collection of any Collateral and the perfection, continued perfection and priority of Lender’s interest in any Collateral and all costs, expenses, recording fees, fees, reasonable attorney fees and expenses of whatever kind incident to or necessary to document, record, perfect and to continue the perfection and priority of Lender’s interest in any Collateral.

Article 4 —
Representations and Warranties.

Borrower represents and warrants to Lender that:

4.1 Organization, Power and Authority of Borrower; Loan Documents. Borrower has the power, authority and legal right to own the real property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by Laws generally affecting the enforcement of creditors’ rights.

4.2 Other Documents; Laws. The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which Borrower is subject.

4.3 Taxes. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by such Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any tax assessments received by such Borrower.

4.4 Legal Actions. There are no Claims or investigations by or before any court or Governmental Authority, pending, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower, Borrower’s business or the Property. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower or the Property.

4.5 Nature of Loan. The Loan is being obtained solely for business purposes, and will not be used for personal, family, household or agricultural purposes.

4.6 Trade Names. Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.

4.7 Financial Statements. The financial statements heretofore delivered by Borrower to Lender are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

4.8 No Material Adverse Change. No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

4.9 ERISA and Prohibited Transactions. As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.

4.10 Compliance with Laws and Zoning and Other Requirements; Encroachments. Borrower is in compliance with the requirements of all applicable Laws. The use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. All use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied. No violation of any Law exists with respect to the Property. The Improvements will comply with all applicable building restriction lines and set-backs, however established, and will be in compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.

4.11 Reserved.

4.12 Utilities; Roads; Access. All utility services necessary for the operation of the Improvements for their intended purposes will be fully installed. All roads and other accesses necessary to serve the Land and Improvements will be completed.

4.13 Other Liens. Except for contracts for labor, materials and services furnished or to be furnished in connection with any construction at the Property, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property.

4.14 No Defaults. There is no Default or Event of Default under any of the Loan Documents, and there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements.

4.15 Affirmation of Representations and Warranties. Each draw request or other request for an advance hereunder and each receipt of the funds requested thereby shall constitute an affirmation that: (a) no uncured Default or Event of Default has occurred hereunder; and (b) the foregoing representations and warranties of Borrower are true and correct as of the date of the draw request or other request for an advance and, unless Lender is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement.

4.16 Compliance with Laws. Borrower has materially complied, is in material compliance, and will continue to be in material compliance, with all local, state and federal laws, rules and regulations applicable to the conduct of its business.

4.17 Litigation. There is no material litigation, proceeding or investigation pending or threatened against Borrower or the Collateral herein, or the assets or property of Borrower in any court, bureau, agency or commission, except litigations, proceedings and investigations involving claims for which the probable ultimate recoveries and the estimated costs and expenses of defense (i) will be entirely within applicable insurance policy limits (subject to applicable deductibles) or not in excess of the total available reserves held under applicable self-insurance programs or (ii) will not have a materially adverse effect on the operations or conditions, financial or otherwise, of the Borrower. Borrower does not know or have any reasonable grounds to know of any basis for any such litigation, proceeding or investigation. Borrower is not in default with respect to any judgment, order, writ, injunction, restraining order, decree, rule, regulation of any applicable court, bureau, administrative agency or commission. Borrower agrees to give Lender written notice, within ten (10) days of Borrower’s receipt of any notice of any litigation, proceeding or investigation in any court, bureau, agency or commission that materially affects Borrower, the Collateral herein, or the assets or property or Borrower.

4.18 Summary of Litigation. In addition to and without limiting the requirements of Section 4.17 above, Borrower agrees to provide on an annual basis within forty-five (45) days after the close of each fiscal year a detailed summary of all material litigation, claims and assessments pending or served against Borrower and said summary shall include, but not be limited to, the identity of the parties, name of the court or agency, docket or file number, the description of the claim including the maximum monetary amount thereof and/or the possible extent of injunctive or equitable relief sought thereunder and an estimate by counsel for Borrower of the liability of Borrower.

4.19 Accuracy of Financial Information. All financial information submitted to Lender in connection with the Loan fairly reflects the financial condition and capital structure of Borrower as of said date. Said statements were prepared in accordance with tax basis accounting principles or other comprehensive basis of accounting consistently applied, and no material or adverse changes have since occurred or are threatened or pending through the date of the closing. Borrower has no liabilities, direct or contingent, except those disclosed in the statement of condition referred to in such financial statements.

Article 5 —
Affirmative Covenants and Agreements.

Borrower covenants as of the date hereof and until such time as all Obligations shall be indefeasibly paid and performed in full, that:

5.1 Construction of Project. The Project shall be constructed in a good and workmanlike manner, in accordance with the Plans and Specifications and in compliance with all legal requirements.

5.2 Completion of the Project. Borrower shall complete construction of the Project, including, without limitation, such street improvements, curbs, sidewalks, grading, parking, utilities and connections as may be required for normal use thereof, by no later than the Completion Date. For purposes of this Agreement, completion of the Project shall be deemed to have occurred only when the following Completion Conditions (the “Completion Conditions”) shall have been satisfied:

(a) Borrower shall furnish to Lender a permanent certificate of occupancy or its equivalent and such other permits and/or certificates (including a certificate of substantial completion from the architect) as shall be required to establish to Lender’s satisfaction that the Project has been properly completed and is not subject to any violations or uncorrected conditions noted or filed in any municipal department;

(b) Borrower shall submit to Lender full and complete releases of liens from each contractor, subcontractor and supplier, or other proof satisfactory to Lender, confirming that final payment has been made for all materials supplied and labor furnished in connection with the Project;

(c) The Project shall have been finally completed in all respects in accordance with the Plans and Specifications, as verified by a final inspection report satisfactory to Lender from Inspector, certifying that the Project has been constructed in a good and workmanlike manner and is in satisfactory condition, and that all mechanical, electrical, plumbing, structural and roof systems are in acceptable operating condition. Lender reserves the right to require that an escrow be established in an amount satisfactory to Lender to remedy any physical deficiency in any of the Project;

(d) Borrower shall deliver to Lender a satisfactory as-built survey disclosing no conditions unacceptable to Lender and showing lot and street lines, the location of all improvements, easements, rights-of-way and utilities (including all easements listed as exceptions on Lender’s Title Policy), and containing a certification addressed to Lender in form and content satisfactory to Lender;

(e) Borrower shall deliver to Lender a final release or other evidence satisfactory to Lender from the Municipality indicating that Borrower has satisfied all of its obligations and liabilities in connection with all permits and approvals issued for the Project and under any Development Agreement; and

(f) Borrower shall submit to Lender satisfactory evidence that all improvements to public streets have been completed, offered for dedication, and accepted by the Municipality.

5.3 Change Orders. No amendment shall be made to the Plans and Specifications, the architect’s contract or to the Construction Contract, nor shall any change orders be made thereunder that materially affect the Project or amend the Budget, except that, notwithstanding the foregoing, Borrower may make changes to the Plans and Specifications if and to the extent that the cost of any single change does not exceed One Hundred Thousand and No/100 ($100,000.00) and the aggregate amount of all such changes and extras (whether positive or negative) does not exceed Two Hundred Thousand and No/100 Dollars ($200,000.00).

5.4 Contractor and Subcontractors. Borrower agrees that the general Contractor for the Project must be acceptable to the Lender and that the Borrower shall not amend, replace or terminate the Construction Contract or allow the Construction Contract to be terminated. Lender hereby approves Harvest Construction Company, L.L.C. as the general Contractor for the Project, and will upon request of Borrower approve other construction companies acceptable to Lender, all at Lender’s commercially reasonable discretion. Borrower agrees that it will not engage or permit the general Contractor to engage or continue to employ any Contractor, subcontractor or materialman who may be reasonably objectionable to Lender. If requested by Lender, Borrower shall deliver to Lender a fully executed copy of each of the agreements between Borrower and each Contractor and between the general Contractor and its subcontractors, each of which shall be in form and substance satisfactory to Lender in its reasonable discretion. Lender’s approval of a construction contract or subcontract is specifically conditioned upon the following: (i) the total contract price thereof does not exceed the fair and reasonable cost of the work to be performed thereunder, and (ii) the Contractor or subcontractor is of recognized standing in the trade, has a reputation for complying with contractual obligations, and is otherwise acceptable to Lender in its reasonable discretion.

5.5 Liens and Lien Waivers. Borrower shall take all action necessary to have any mechanic’s and materialmen’s liens, judgment liens or other liens or encumbrances filed against the Property released or transferred to bond within thirty (30) days of the date Borrower receives notice of the filing of such liens or encumbrances. If any such lien or encumbrance is filed in the aggregate amount of $25,000 or more, Lender shall not be required to make any Advances until it is removed and a copy of the recorded release or bond for such lien is received by Lender and accepted by the Title Company. Lender shall not be obligated to disburse any funds to Borrower if, in the opinion of Lender, any Advance, the Property, or any other collateral for the Loan would be subject to a mechanic’s or materialmen’s lien or any other lien or encumbrance. Borrower shall be fully and solely responsible for compliance in all respects whatsoever with the applicable mechanic’s and materialmen’s lien laws.

5.6 Surveys. Borrower shall deliver to Lender, if requested by Lender, (a) an as-built survey within thirty (30) days after the completion of the Project but prior to the Final Advance, and (b) any additional surveys reasonably requested by Lender, Inspector or the Title Company, within thirty (30) days after such request. Any change in the state of facts shown in any such updated survey shall be subject to approval by Lender and Inspector in their reasonable discretion.

5.7 Soil, Concrete and Other Tests. Borrower shall, at Borrower’s expense, cause to be made such soil, compaction, concrete and other tests as Lender or Inspector may require from time to time, each in form and substance and from testing companies acceptable to Lender in its reasonable discretion.

5.8 Compliance with Laws and Restrictions. All construction shall be performed in accordance with all applicable statutes, ordinances, codes, regulations and restrictions sufficient to obtain a final use and occupancy permit or its equivalent. The Project shall be constructed entirely on the Property and will not encroach upon or overhang any easement, right of way, or any other land, and shall be constructed wholly within applicable building setback restrictions. All contractors, subcontractors, mechanics or laborers and other persons providing labor or material in construction of the Project shall have or be covered by worker’s compensation insurance, if required by applicable law.

5.9 Assignment of Construction Documents. As additional security for the obligations of Borrower under this Agreement and the other Loan Documents, Borrower hereby collaterally assigns and transfers to Lender and grants to Lender a security interest in all of Borrower’s right, title, interest and benefits in or under the Construction Documents and all development agreements. Borrower shall duly perform, observe, and comply with all obligations on Borrower’s part contained in the Construction Documents and enforce and protect the rights and remedies of Borrower thereunder.

5.10 Cost Overruns. In the event the cost of construction of the Project exceeds the Budget, Borrower agrees to fund said additional construction costs. Any costs above the Budget must be pre-approved by Lender in writing.

5.11 Management Agreements. All future management agreements shall be subject to the prior review and approval by Lender, and shall provide that Lender shall have the right to terminate such agreements in the event Lender acquires title to the Property.

5.12 Ownership of Material and Fixtures. No materials, equipment or fixtures incorporated by Borrower into the Project shall be purchased or installed under any security agreement, conditional sales contract, lease, or other arrangement wherein the seller reserves title or any interest in such items or the right to remove or repossess such items or to consider them personal property after their incorporation into the Project, without the prior written consent of Lender.

5.13 Reserved.

5.14 Compliance with Laws; Use of Proceeds. Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower or the Property. Borrower shall use all proceeds of the Loan for the purposes contemplated herein and which are not in contravention of any Law or any Loan Document.

5.15 Inspections; Cooperation. Borrower shall permit representatives of Lender to enter upon the Land, to inspect the Improvements and any and all materials to be used in connection with any construction at the Property, to examine all detailed plans and shop drawings and similar materials as well as all books and records of Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower. Borrower shall at all times cooperate and cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower at least twenty-four (24) hours’ prior notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section.

5.16 Payment and Performance of Contractual Obligations. Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements related to any construction activities at the Property or the maintenance or operation of the Improvements, and Borrower will pay when due all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property, Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Lender or delay in completing construction of any Improvements.

5.17 Insurance. Borrower shall maintain the following insurance at its sole cost and expense:

(a) Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, and malicious mischief. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property on a replacement cost basis, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property (excluding excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

(b) Comprehensive (also known as commercial) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.

(c) Workers’ compensation insurance for all employees of Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Lender.

(d) During any period of construction upon the Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.

(e) If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.

(f) Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time in its reasonable discretion.

Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), and (e), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, (iii) shall provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less than thirty (30) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

5.18 Adjustment of Condemnation and Insurance Claims. Borrower shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any and all of its Expenses. However, so long as no Event of Default has occurred and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Deed of Trust, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Deed of Trust shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Borrower shall receive the same in trust for Lender. Within ten (10) days after Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds.

5.19 Utilization of Net Proceeds.

(a) Net Proceeds must be utilized either for payment of the Obligations or for the construction of the Improvements. Net Proceeds may be utilized for the construction of the Improvements only if (i) no Default or Event of Default shall exist, (ii) Borrower desires to repair and restore the Improvements, and (iii) if in the reasonable judgment of Lender (A) there has been no material adverse change in the financial viability of the Improvements, (B) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the construction pursuant to a budget and plans and specifications approved by Lender, (C) the construction can be completed prior to the Maturity Date and prior to the date required by any permanent loan commitment or any purchase and sale agreement or by any Lease, and (D) following construction, the Property will have a fair market value at least equal to its fair market value immediately prior to the Casualty or Condemnation. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.

(b) If Net Proceeds are to be utilized for the construction of the Improvements, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in a deposit account (the “Net Proceeds Deposit Account”), which shall be an interest-bearing account, with all accrued interest to become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower’s Net Proceeds Deposit Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Borrower’s Net Proceeds Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Prior to the advance by Lender of any funds so deposited and the commencement of such construction, Borrower shall take all steps necessary to avoid the imposition of any mechanics’ liens on the Property or the Improvements. Thereafter, Lender will advance the deposited funds from time to time to Borrower for the payment of costs of construction of the Improvements upon presentation of evidence acceptable to Lender that such construction has been completed satisfactorily and lien-free. If at any time Lender determines that there is a deficiency in the funds available in the Borrower’s Net Proceeds Deposit Account to complete the construction as contemplated, then Borrower will promptly deposit in the Borrower’s Net Proceeds Deposit Account additional funds equal to the amount of the deficiency. Borrower grants to Lender a security interest in the Borrower’s Net Proceeds Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Net Proceeds Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrower’s Net Proceeds Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

5.20 Management. Borrower at all times shall provide for the competent and responsible management and operation of the Project. If at any time the Project is managed by a third party manager, such manager shall be an Approved Manager. All management contracts affecting the Property shall be terminable upon sixty (60) days’ written notice without penalty or charge (except for unpaid accrued management fees). Any management contract or contracts affecting the Property must be approved in writing by Lender prior to the execution of the same.

5.21 Books and Records; Financial Statements; Tax Returns. Borrower shall provide or cause to be provided to Lender the following financial information, in the form and detail reasonably acceptable to Lender and within the time periods specified below:

(a) For the period commencing on the Effective Date and continuing until the Completion Date, annual CPA-prepared Financial Statements of Borrower and annual personal Financial Statements of Guarantor, Kelly L. Frey. The CPA-prepared financial statements shall be prepared in accordance with GAAP, or other comprehensive basis of accounting, consistently applied, by a firm of independent certified public accountants acceptable to Lender setting forth the-then net worth of the Borrower and Guarantor, a balance sheet, income statement, cash flow statement, and accompanying notes or schedule of Borrower or Guarantor as of the end of such year, on or before one hundred twenty (120) days following the end of each calendar year;

(b) For the period commencing on the Completion Date and continuing until the Maturity Date, annual Audited Financial Statements of Borrower and annual personal Financial Statements of Guarantor, Kelly L. Frey. The audited financial statements shall be prepared in accordance with GAAP, or other comprehensive basis of accounting, consistently applied, by a firm of independent certified public accountants acceptable to Lender setting forth the-then net worth of the Borrower and Guarantor, a balance sheet, income statement, cash flow statement, and accompanying notes or schedule of Borrower or Guarantor as of the end of such year, on or before one hundred twenty (120) days following the end of each calendar year;

(c) Intentionally Omitted;

(d) No later than thirty (30) days following the end of each calendar, Borrower shall provide a rent roll report for the Project;

(e) Copies of filed federal income tax returns and any extensions thereof of Borrower and Guarantor for each taxable year (with all K-1s and other forms and supporting schedules attached if an individual), within fifteen (15) days after filing of same, which filing shall have occurred on or before the applicable filing deadline (as it may be extended by timely filing of an extension). If Borrower and/or Guarantor files an extension, Borrower and/or Guarantor will provide Lender with a copy of extension within fifteen (15) days of filing such extension.

(f) Annual Compliance Certificate of Borrower on or before one hundred twenty (120) days following the end of each calendar year. It is understood and agreed that Lender shall prepare the annual Compliance Certificate and forward it to Borrower prior to the end of each calendar year.

(g) From time to time promptly after Lender’s request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of Borrower or any Guarantor, as Lender may reasonably request.

(h) Borrower shall promptly notify Lender of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower, or in the construction progress of the Improvements.

5.22 Financial Covenants. At all times during the term of the Loan and while any Indebtedness is outstanding, Borrower and Guarantor agree:

(a) Debt Service Coverage Ratio. Borrower shall maintain its business in such a fashion that Borrower’s Debt Service Coverage Ratio is equal to or greater than 1.25:1.0 at the end of any fiscal year, as measured annually at the end of each fiscal year of Borrower, commencing with the 2024 fiscal year end.

(b) Release of Debt Service Reserve. At such time that (i) the Project is fully stabilized for a full calendar year and (ii) the Debt Service Coverage Ratio is greater than 1.50:1.0, as evidenced by Borrower’s Financial Statements, the Debt Service Reserve shall be released to Borrower.

5.23 Estoppel Certificates. Within ten (10) business days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

5.24 Taxes; Tax Receipts. Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto. If Borrower fails, following demand, to provide Lender the tax receipts required under the Deed of Trust, without limiting any other remedies available to Lender, Lender may, at Borrower’s sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency satisfactory to Lender.

5.25 Lender’s Rights to Pay and Perform. If, after any required notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. Lender may enter upon the Property for that purpose and take all action thereon as Lender considers necessary or appropriate.

5.26 Reimbursement; Interest. If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance shall be secured by the Deed of Trust and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Deed of Trust or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.

5.27 Notification by Borrower. Borrower will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Borrower will also promptly give Notice to Lender of any claim of a default by Borrower, or any claim by Borrower of a default by any other party, under any property management contract or any Construction Document.

5.28 Indemnification by Borrower. Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) any construction activity at the Property, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of the Property; (c) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (d) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

5.29 Fees and Expenses. Borrower shall pay all reasonable and necessary fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all fees and expenses of any construction inspector (if any), the title insurance company, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents. Borrower acknowledges that Lender may receive a benefit, including a discount, credit or other accommodation, from outside counsel based on the fees such counsel may receive on account of their relationship with Lender including fees paid pursuant hereto.

5.30 Appraisals. Lender may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender; provided, however, such appraisal shall not be obtained more than once per calendar year, unless required by applicable law or regulation. The cost of one such appraisal, including any costs for internal review thereof, obtained by Lender in each calendar year and the cost of each such appraisal obtained by Lender following the occurrence of an Event of Default shall be borne by Borrower and shall be paid by Borrower on demand.

5.31 Deficiency in Loan Amount. If, prior to any Advance, for any reason, Lender shall determine in its reasonable discretion that the actual cost to complete construction of the Project exceeds the undisbursed balance of the Loan, less any reserves required to be funded pursuant to the terms of this Agreement, Lender shall require Borrower to deposit with Lender within ten (10) business days of demand the projected deficiency. All such deposited funds shall be disbursed, in accordance with the provisions of this Agreement, to pay costs to complete construction of the Project before any further Advances are made. It shall be an Event of Default hereunder if such deficiency is not corrected by Borrower within ten (10) business days of written demand from Lender.

5.32 Preservation of Rights. Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business thereon or therefrom.

5.33 Reserved.

5.34 Lender as Primary Depositary. For the duration of the term of the Loan, Borrower shall maintain all of its operating and construction accounts with Lender and shall otherwise maintain Lender as its primary depositary institution.

5.35 Reserved.

5.36 Representations and Warranties. Borrower shall take all actions and shall do all things necessary or desirable to cause all of Borrower’s representations and warranties in this Agreement to be true and correct at all times.

Article 6 —
Negative Covenants.

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

6.1 Insurance Policies and Bonds. Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy obtained in connection with any construction at the Property.

6.2 Commingling. Borrower shall not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person.

6.3 Intentionally Omitted.

6.4 No Additional Debt. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Debt, other than (i) Debt under the Loan Documents; (ii) Debt in respect of hedge agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice; (iii) subject to Lender’s written consent as stated herein, convertible Debt (meaning convertible into equity of the Borrower); provided, however, Borrower shall provide copies of any convertible Debt agreement to Lender for review no less than thirty (30) days prior to the execution of said agreement. Upon review, Lender, at Lender’s sole discretion, may provide written consent to such convertible Debt agreement(s); (iv) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (v) Debt in respect of letters of credit in an aggregate principal amount not to exceed $500,000; and (vi) Debt in respect of indemnification obligations in connection with bonds and letters of credit related to self-insurance and insurance programs and policies of the Borrower.

Article 7 —
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an “Event of Default” under this Agreement:

7.1 Payment Default. Borrower fails to pay any Obligation under this Agreement when due and within the applicable grace or cure period, whether on the scheduled due date or upon acceleration, maturity or otherwise and if such default shall continue for a period of five (5) business days.

7.2 Default Under Other Loan Documents. An event of default occurs under the Note or the Deed of Trust or any other Loan Document, or Borrower fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).

7.3 Accuracy of Information; Representations and Warranties. Any information contained in any financial statement, schedule, report or any other document delivered by Borrower or any other Person to Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or Borrower or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

7.4 Deposits. Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions herein, within seven (7) business days from the effective date of a Notice from Lender requesting such deposit, or Borrower fails to deliver to Lender any Condemnation Awards or Insurance Proceeds within seven (7) business days after Borrower’s receipt thereof.

7.5 Insurance Obligations. Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 5.17.

7.6 Other Obligations. Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article), and such failure continues uncured for a period of thirty (30) days after the earlier of (i) Borrower’s knowledge of such default and (ii) Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of the earlier of (i) Borrower’s knowledge of such default and (ii) Notice from Lender to Borrower.

7.7 Damage to Improvements. The Improvements are substantially damaged or destroyed by fire or other casualty and Lender determines that the Improvements cannot be restored in accordance with the terms and provisions of this Agreement and the Deed of Trust.

7.8 Lapse of Permits or Approvals. Any permit, license, certificate or approval that Borrower is required to obtain with respect to any construction activities at the Property or the operation, leasing or maintenance of the Improvements or the Property lapses or ceases to be in full force and effect and not reinstated within ten (10) business days.

7.9 Mechanic’s Lien. A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on Borrower, any contractor of Borrower, or Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service.

7.10 Bankruptcy. The filing by or against Borrower of a voluntary or involuntary petition in bankruptcy or the filing against Borrower of a complaint or petition seeking the appointment of a trustee, receiver, liquidator, or examiner of Borrower, the Collateral or Borrower’s assets; or any such Borrower’s, adjudication as a bankrupt or insolvent; or the filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, receivership, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for Borrower, the Collateral or Borrower’s assets under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency, receivership or other relief for debtors; or Borrower’s seeking or consenting to or acquiescing in the appointment of any trustee, receiver, liquidator or examiner of Borrower, or all or any part of the Collateral, including, but not limited to, rents, issues, profits or revenues thereof; or the making by Borrower, of any general assignment for the benefit of creditors; or the admission in writing by Borrower, of its inability to pay its debts generally as they become due; or the commission by Borrower, of an act of bankruptcy; execution, levy, garnishment, or the commencement of attachment, seizure, foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, administrative proceeding or any other method against any Collateral securing the Indebtedness; or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, the Property, or all or substantially all of the other assets of Borrower.

7.11 Inability to Pay Debts. Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.

7.12 Judgment. A final nonappealable judgment for the payment of money involving more than $50,000.00 is entered against Borrower, and Borrower fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.

7.13 Dissolution; Change in Business Status. The cessation of a material part of Borrower’s business; or any consolidation, reorganization, restructure, dissolution, or of any part of its business; or any liquidation or any revocation or any termination of Borrower’s existence which is not cured within sixty (60) days after such event (regardless of whether election to continue is made); or any expiration, revocation or other termination of its charter, operating agreement, organizational agreement, certificate of authority, good standing, or authorization to do business which is not cured within sixty (60) days after such event; or merger with another entity; or the conveyance, assignment, sale or transfer of a material amount of its assets.

7.14 Default Under Other Indebtedness. The occurrence of an event of default or the nonperformance, nonobservance, default, breach or failure to timely comply, perform, observe, deliver, furnish, or execute in every particular the terms, covenants, agreements, promises, obligations, warranties and conditions set out in any other note, document, instrument or agreement between Borrower and Lender, with respect to any other indebtedness of Borrower owed to Lender, and such default is not cured within any applicable cure period.

7.15 Death; Disability. The death or incapacity of any Guarantor which is an individual.

7.16 Change of Control. A Change of Control shall occur.

7.17 Material Adverse Change. Should a material adverse change occur in the financial condition, results of operations, business or properties of Borrower or any other Person liable for the payment or performance of any of the Obligations, or the value of any Collateral or any Loan Document is materially impaired or is limited including, without limitation, the assertion of any offset, cancellation, termination, limitation, revocation, dispute, claim, unenforceability, invalidity, or loss of priority of any Loan Document or the commencement of any legal or equitable proceeding challenging the execution, liability, enforceability, validity, perfection and priority of any Loan Document given with respect to or in connection with the Indebtedness.

7.18 Liens on Collateral. Should the Collateral or any right, title or interest in the Collateral, whether legal or equitable, present or future, vested or contingent, including any right to manage, possess, control, operate, or use the Collateral be conveyed, transferred, sold, assigned, pledged, attached or encumbered, whether voluntary or otherwise, whether by any proceeding, instrument, means, judicial or administrative proceeding or device whatsoever (including, but not limited to, any bill of sale, deed, mortgage, deed of trust, security agreement, assignment, option, contract for sale, judgment, order, or contract); or the Collateral or any material portion thereof is abandoned outside of the ordinary course of business; provided, however, Borrower may lease the property in the ordinary course of business on commercially reasonable terms.

7.19 Levy on Collateral The commencement, notice, service or attachment of any proceeding, means, or device whatsoever seeking the control, use, attachment, seizure, possession, garnishment, levy, forfeiture, foreclosure, sale or transfer of any right, possession, use or interest in the Collateral; or should any right or interest in the Collateral, whether legal or equitable, present or future, vested or contingent be attached, seized, liened upon, encumbered, or garnished or subjected to sale whether by judicial sale, sheriff’s sale, levy, garnishment, foreclosure sale, or public or private sale by any proceeding, means, judicial proceeding or device whatsoever; or should any rights, interest, possession or use of the Collateral be sequestered, limited, restrained, enjoined, or subject to the appointment of a Trustee, receiver, or custodian; or should any legal or equitable interest or title or any rights to possession, control, access or use of the Collateral be subject to any judicial or administrative proceeding.

7.20 Other Material Agreements. The occurrence of an event of default or the occurrence of an event which, with the passage of time or the giving of notice, or both, would constitute an event of default, beyond any applicable notice and grace periods under any pledge, mortgage, deed of trust, deed to secure a debt, security agreement, assignment, or lien covering any part of the Collateral or any part, right, or interest in the Collateral, whether it be superior in priority to and security interest, pledge assignment or lien securing the Indebtedness.

7.21 Guarantors. Should any of the foregoing occur with respect to any endorser or Guarantor of the Indebtedness.

7.22 Deficiency in Loan Amount. After notice from Lender, Borrower fails to deposit with Lender any projected deficiency between the actual cost to complete construction of the Project and the undisbursed balance of the Loan within the time prescribed in Section 5.31 herein.

Article 8 —
Remedies on Default.

8.1 Remedies on Default. Whenever an Event of Default shall have occurred and be continuing, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Deed of Trust or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a) Lender may accelerate all of Borrower’s Obligations under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

(b) Lender may, and Borrower unconditionally agrees and consents to the application, apply to any court of competent jurisdiction for, and obtain appointment without bond of, a receiver for the Property.

(c) Lender may set off the amounts due to Lender under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(d) Lender may enter into possession of the Property and perform any and all work and labor necessary to complete any construction at the Property, and to employ watchmen to protect the Property and the Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrower under the Loan and shall be secured by the Deed of Trust. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest and cannot be revoked, to complete the work in the name of Borrower, and hereby empowers said attorney or attorneys, in the name of Borrower or Lender:

(i) To use any funds of Borrower including any balance which may be held by Lender and any funds (if any) which may remain unadvanced hereunder for the purpose of completing any construction, whether or not in the manner called for in the applicable plans and specifications;

(ii) To make such additions and changes and corrections to any plans and specifications as shall be necessary or desirable in the reasonable judgment of Lender to complete any construction;

(iii) To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

(iv) To pay, settle or compromise all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Property;

(v) To execute all applications and certificates which may be required in the name of Borrower;

(vi) To file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security;

(vii) To prosecute and defend all actions or proceedings in connection with any construction at the Property, and to take such actions and to require such performance as Lender may deem necessary; and

(viii) To do any and every act with respect to any such construction which Borrower may do in its own behalf.

(e) Lender may exercise any and all rights and remedies under this Agreement, the Loan Documents or at Law, equity or otherwise.

Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the Note and other Loan Documents shall automatically become due and payable, in each case without further act of Lender.

8.2 No Release or Waiver; Remedies Cumulative and Concurrent. Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Property under the Deed of Trust or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Deed of Trust following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by Law.

Article 9 —
Miscellaneous.

9.1 Further Assurances; Authorization to File Documents. At any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Deed of Trust. Upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Deed of Trust or hereunder, and Borrower ratifies any such filings made by Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to verify Borrower’s identity and background in a manner satisfactory to Lender.

9.2 No Warranty by Lender. By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

9.3 Standard of Conduct of Lender. Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.

9.4 No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

9.5 Severability. In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

9.6 Authorized Signers. Lender is authorized to rely upon the continuing authority of the Authorized Signers to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of draw requests and the selection of interest rates. Such authorization may be changed only upon written notice addressed to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days (as defined in the Note) following receipt thereof by Lender.

9.7 Notices. All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

If to Borrower:

Worldwide Stages, Inc.

5000 Northfield Lane

Spring Hill, Tennessee 37174

Attn: Kelly L. Frey

E-mail: kelly.frey@worldwidestages.com

If to Lender:

CapStar Bank

1201 Demonbreun Street

Nashville, Tennessee 37203

Attn: Eric Cantrell

Phone: (615) 575-7071

E-mail: Ecantrell@capstarbank.com

With Copy to:

Burr & Forman LLP

222 Second Avenue South, Suite 2000

Nashville, Tennessee 37201

Attn: C. Tucker Herndon

Phone: (615) 724-3252

E-mail: therndon@burr.com

9.8 Permitted Successors and Assigns; Disclosure of Information.

(a) Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b) Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any Guarantor, any of Borrower’s principals, to any actual or prospective assignee or participant, to Lender’s Affiliates, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment. Notwithstanding the foregoing, Lender will endeavor to notify Borrower in the event of any assignment or sale of the entire Loan to a third party lender; provided failure to do so shall not be a default by Lender or in any way impact Borrower’s obligations under the Loan Documents or to any successor Lender.

(d) Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents, which evidence and/or secure the Loan, including under the Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the Loan Documents, which evidence and/or secure the Loan.

9.9 Modification; Waiver. None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

9.10 Third Parties; Benefit. All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

9.11 Rules of Construction. The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument. Signatures to this Agreement may be transmitted by telecopy or e-mail of a .pdf or other similar file and shall be valid and effective to bind the party so signing. Each party agrees to deliver an execution original to this Agreement with its actual signature to the other party upon request, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or e-mailed signature and shall accept the telecopied or e-mailed signature of the other party to this Agreement.

9.13 Intentionally Omitted.

9.14 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State of Tennessee.

9.15 Time of Essence. Time shall be of the essence for each and every provision of this Agreement of which time is an element.

9.16 Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement or in which any of the Property is located may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

9.17 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE DEED OF TRUST, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;

(c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e) AGREES THAT BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.18 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Act.

9.19 Imaging. Borrower acknowledges that the Loan Documents will be scanned into an optical retrieval system and the original documents may be destroyed. By signing this Loan Agreement, you agree that a copy from the optical retrieval system of any of the Loan Documents shall have the same legal force and effect as an original and can be used in the place of any original in all circumstances and for all purposes, including but not limited to negotiation, collection, legal proceedings or authentication.

9.20 FACTA Disclosure on Commercial Loans to Borrower. Lender may report information about Borrower’s loan account to credit bureaus. Late payments, missed payments, or other defaults on Borrower’s account may be reflected in Borrower’s credit report.

9.21 Consent to Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

9.22 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed under seal as of the date first above written.

BORROWER:

WORLDWIDE STAGES, INC., a Tennessee corporation, successor by merger to Worldwide Stages Spring Hill Realty LLC

By:	/s/ Kelly L. Frey, Sr.
Kelly L. Frey, Sr., Chief Executive Officer

LENDER:

CAPSTAR BANK

By:	/s/ Eric Cantrell
Eric Cantrell, Senior Vice President

EXHIBIT A

Legal Description of the Property

A tract of land located in Maury County, Tennessee, said property being a portion of the property owned by the Industrial Development Board of Maury County, Tax Map 42, Parcel 014.00, being more particularly described as follows.

Beginning at an iron pin found on the westerly right of way of Saturn Parkway (North 513,935, East 1,686,966), said point being the north east corner of the property herein described, lying South 25º05’40” West a distance of 30.03’ from a Tennessee Department of Transportation Monument;

Thence with the westerly margin of Saturn Parkway, South 25º05’40” West a distance of 197.20’ to an iron pin found with no cap;

Thence with the end of the TDOT SIA road, North 48º37’00” West a distance of 62.35’ to a PK nail set;

Thence with the westerly margin of aforesaid margin and with a curve turning to the left with an arc length of 85.93’, with a radius of 216.27’, with a chord bearing of South 29º59’16” West, with a chord length of 85.36’ to an iron pin found;

Thence with the same, South 18º35’27” West a distance 51.38’ to an iron pin found;

Thence with the same, South 45º07’46” West a distance 74.40’ to an iron pin found;

Thence with the same, South 33º22’31” West a distance 180.72’ to an iron pin found;

Thence with the same, South 22º31’27” West a distance 4.33’ to an iron pin found;

Thence leaving said margin and severing the parcel herein described, South 45º40’35” West a distance of 1100.59’, said point lying on the north margin of a TDOT SIA Road;

Thence with said margin, North 43º45’03” West a distance of 196.05’ to an iron pin found;

Thence with the same, South 45º40’40” West a distance of 96.00’ to an iron pin found;

Thence with a severance line of said parcel, South 44º58’11” West a distance of 212.09 to an iron pin found;

Thence with the same, North 44º17’20” West a distance of 251.97’ to an iron pin found;

Thence with the same, South 88º14’35” West a distance of 89.82’ to an iron pin found;

Thence with the same, North 81º1622” West a distance of 50.68’ to an iron pin found;

Thence with the same, North 56º23’50” West a distance of 33.64’ to an iron pin found;

Thence with the same, North 35º57’45” West a distance of 24.21’ to an iron pin found;

A-1

Thence with the same, North 04º2210’ East a distance of 25.41’ to an iron pin found;

Thence with the same, North 26º24’38” East a distance of 325.57’ to an iron pin found;

Thence with the same, North 28º41’28” East a distance of 249.90’ to an iron pin found;

Thence with the same, North 22º52’15” East a distance of 162.81’ to an iron pin found;

Thence with the same, North 28º18’34” East a distance of 493.17’ to an iron pin found;

Thence with the same, North 28º41’23” East and passing an iron pin at 286.53’ for a total distance of 352.32’ to an iron pin found;

Thence with the south line of Hyperion Development Group, LLC as recorded in Deed Book R2384, page 915, and shown as Lot 1 in Plat Book P21, Page 76, South 85º31’39” East a distance of 519.33’ to an iron pin found;

Thence with the same, North 08º31’34” East a distance of 54.79’ to an iron pin found;

Thence with the south line of Industrial Development Board of Maury County as recorded in Deed Book 757, page 672, South 81º2826” East a distance of 318.18’ to an iron pin found;

Thence with the same, North 88º37’28” East a distance of 94.65’ to an iron pin found;

Thence with the same, South 13º01’22” East a distance of 158.95’ to iron pin found;

Thence with the same, South 41º51’33” East a distance of 208.05’ which is the point of beginning, having an area of 1,657,172 square feet 38.04 acres

Note: The above property description is based on information gathered during the course of an actual field survey conducted by O’Leary and Associates, LLC, under the direction of Allen B. O’Leary, Tennessee Registered Land Surveyor Number 1987. “O’Leary, RLS 1987”. All deeds referenced above (Deed Book, Page) are of record in the Registers Office of Maury County, Tennessee. The above property description was prepared under my direction on this the 15th day of November 2017.

Being a portion of the same property conveyed to South Central Tennessee Workforce Alliance, a Tennessee non-profit corporation, by Special Warranty Deed from General Motors, LLC, a Delaware limited liability company, dated October 30, 2014, filed November 21, 2014, of record in Book R2299, Page 589, Registers Office of Maury County, Tennessee.

Being the same property conveyed to City of Spring Hill, Tennessee, by Special Warranty Deed from South Central Tennessee Workforce Alliance, of record in Book R2472, Page 898, Registers Office of Maury County, Tennessee, dated December 27, 2017 and recorded December 27, 2017.

Being also known as 5000 Northfield Lane, Spring Hill, TN 37174

Map 029, Parcel 014.00

A-2

EXHIBIT B

Budget

(Attached)

B-1

EXHIBIt C

RETAINAGE DEPOSIT NOTICE

[Owner/Borrower Letterhead]1

[Date]

[Contractor Address]

Project Name:
Owner:	Worldwide Stages, Inc.
Contractor:
Contract Description:

Ladies and Gentlemen:

This notice is being sent by the Owner to the Contractor pursuant to Tennessee Code Annotated Section 66-34-104 with respect to the above-referenced Contract.

Notice is hereby given that in connection with Contractor’s pay application no. __________ for the Project:

(A)	Retainage in the amount of $________ has been deposited into the Retainage Escrow Account (as defined below) for the current pay application.

(B)	The Retainage Escrow Account is maintained with CapStar Bank (“Bank”) as Account Number _________________ (the “Retainage Escrow Account”).

(C)	After depositing of the retainage amount specified in (A) above, the current balance of the Retainage Escrow Account (including accrued interest, but less retainage previously released to Contractor) is $_____________.

Information regarding the Retainage Escrow Account can be obtained by contacting the Owner or by contacting Eric Cantrell at Bank in writing at CapStar Bank, 1201 Demonbreun Street, Nashville, Tennessee 37203.

Sincerely,

[1]	To be completed and submitted with Borrower’s supporting draw materials to bank (regardless of whether the contractor payments are to be made with equity or loan proceeds).

C-1

EXHIBIT D

Borrower Application for Loan Disbursement Request

(Attached)

DRAW REQUEST CERTIFICATE

To:	CapStar Bank (hereafter “Bank”)

From:	Worldwide Stages, Inc. (hereafter “Borrower)

Date:	Draw Number:

Re:	(hereafter “Project”)

Loan Number:

In accordance with the Amended and Restated Construction Loan Agreement in the amount of $13,280,000.00 dated August 10, 2023, between the Borrower and Lender, the Borrower requests that $___________________ be advanced. The proceeds should be credited to the account of ___________________ Account No. ___________________ at ___________________.

1. CURRENT PAYMENT DUE FOR DIRECT (HARD) COSTS $_______________

2. CURRENT PAYMENT DUE FOR INDIRECT (SOFT) COSTS $_______________

3. CURRENT PAYMENT DUE FOR RETAINAGE $_______________

4. CURRENT INTEREST PAYMENT $_______________

5. TOTAL PAYMENT DUE $_______________

In consideration of the funds advanced, Borrower certifies the following:

1.	The requested disbursement accurately reflects the percentage and value of work completed on the Project.

2.	All claims for labor and materials provided on or for the Project have been paid, except for those claims that will be paid from the requested disbursement.

3.	There are no liens against the project except for those in favor of Bank, liens for current property taxes, and unrecorded mechanic’s and material men’s liens subordinate to the interest of Bank.

4.	Borrower is not in default under any document pertaining to the loan.

5.	All construction has been performed in accordance with the plans and specifications.

6.	All funds previously disbursed by Bank have been applied directly to the costs of construction of the Project or to the payment of other costs permitted under the loan documents, allocated as represented in the disbursement requests submitted to Bank.

7.	The amount of the undisbursed loan proceeds is sufficient to pay the cost of completing the Project in accordance with the plans and specifications.

8.	Construction is proceeding according to schedule and will be completed before May 27, 2024.

9.	All leases previously submitted to and approved by Bank remain in full force and effect.

WORLDWIDE STAGES, INC.,
a Tennessee corporation, successor by merger to
Worldwide Stages Spring Hill Realty LLC

By:
Kelly L. Frey, Sr., Chief Executive Officer

EXHIBIT E

Form of Compliance Certificate

(Attached)

E-1